                                                                   Exhibit 10.27


                                                                  EXECUTION COPY


                            PRE-NEGOTIATION AGREEMENT

         THIS PRE-NEGOTIATION AGREEMENT, dated as of September 20, 2002 (as modified, supplemented or amended from time to time, the "Agreement"), among AKORN, INC., a corporation organized and existing under the laws of Louisiana ("Akorn"), and AKORN (NEW JERSEY), INC., a corporation organized and existing under the laws of Illinois ("Akorn NJ" and, together with Akorn, each, a "Borrower" and collectively, the "Borrowers"), and THE NORTHERN TRUST COMPANY, a corporation organized and existing under the laws of Illinois (the "Lender");

                              W I T N E S S E T H:

         WHEREAS, the obligations of the Borrowers, including, without limitation, the obligation to pay principal, interest and other fees, costs and expenses, are set forth in the Credit Agreement (as defined below) and the agreements, documents and instruments executed in connection therewith (collectively, together with this Agreement, the "Loan Documents"), including, without limitation,

         (i) Amended and Restated Credit Agreement, dated as of September 15, 1999, among the Borrowers and the Lender, as amended by the First Amendment, dated as of December 28, 1999, among the Borrowers and the Lender, the Second Amendment and Waiver, dated as of February 15, 2001, among the Borrowers and the Lender, the Third Amendment and Waiver, dated as of April 16, 2001, among the Borrowers and the Lender, the Fourth Amendment, dated as of January 1, 2002, among the Borrowers and the Lender, the Fifth Amendment, dated as of June 30, 2002, among the Borrowers and the Lender, and the Sixth Amendment, dated as of July 31, 2002, among the Borrowers and the Lender (collectively, the "Credit Agreement");

         (ii) Security Agreement, dated as of December 29, 1997, among the Borrowers and the Lender, as amended by the First Amendment to Security Agreement, dated as of March 27, 1998, among the Borrowers and the Lender (the "Security Agreement");

         (iii) Intellectual Property Security Agreement, dated as of September 15, 1999, by and between Akorn and the Lender (the "Intellectual Property Security Agreement"); and

         (iv) Junior Mortgage, dated as of March 21, 2001, by and between Akorn and the Lender, recorded in the Office of the Recorder of Deeds of Macon County, Illinois, on May 7, 2001, in Book 3056, Page 544 (the "Junior Mortgage").

         WHEREAS, the Termination Date under and as defined in the Credit Agreement having occurred and the Borrowers having failed to repay in full all Obligations (as defined below) (the "Payment Default"), the Lender may exercise unconditionally any or all of its rights and remedies under the Loan Documents and applicable law to collect the Obligations, including, without limitation, exercising its rights in and to the assets and property rights that secure payment of the Obligations (collectively, as defined in the Loan Documents, the "Collateral");

         WHEREAS, the Borrowers have determined to consider, develop, investigate, evaluate, analyze, negotiate and/or pursue one or more restructuring proposals to address the Borrowers' current financial difficulties (collectively, the "Proposed Restructuring") and, in connection therewith, (i) the Borrowers desire to enter into discussions with the Lender regarding such Proposed Restructuring and to make available to the Lender and its advisors certain information concerning the Borrowers pursuant to this Agreement and (ii) in order to provide the Borrowers with a reasonable period of time within which to develop a plan to restructure the Obligations, the Borrowers have requested that the Lender forbear for a time from exercising its rights and remedies under the Loan Documents and applicable law;

         WHEREAS, the Lender has agreed to the Borrowers' request, but only on the terms set forth herein;

         NOW THEREFORE, in consideration of the covenants, agreements and acknowledgments contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, each of the Borrowers and the Lender agree as of the date the conditions specified in Section 5.1 are first satisfied (the "Agreement Closing Date") as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Defined Terms. All capitalized terms used but not specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "Advisors" shall have the meaning provided in Section 3.1(a).

                  "Agreement" shall have the meaning provided in the first paragraph of this Agreement.

                  "Agreement Closing Date" shall have the meaning provided in the recitals to this Agreement.

                  "Akorn" shall have the meaning provided in the first paragraph of this Agreement.

                  "Akorn NJ" shall have the meaning provided in the first paragraph of this Agreement.

                  "Balance Sheet" shall mean, for purposes of Section 6.7 and for Borrowing Base calculations, the Borrowers' consolidated balance sheet as of the end of the calendar month referred to therein.

                  "Bank Accounts" shall have the meaning provided in Section 10.3(b).

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowing Base" shall mean, for any date, the product of (a)
0.50 and (b) Net Trade Accounts Receivable on such date.

                  "Borrowing Condition Failure" shall occur when the Lender gives the Borrowers written notice on any day on or after the Agreement Closing Date (whether or not the Borrowers seek to incur a Tranche B Loan on such date) that any condition specified in Sections 8.7(a), (b) or (c) cannot be or is not satisfied on such date (provided that a Borrowing Condition Failure shall exist on any date on which any bankruptcy proceeding in respect of either Borrower is commenced).

                  "Borrowers" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrower Parties" shall have the meaning provided in Section 3.2.

                  "Budget" shall have the meaning provided in Section 6.6.

                  "Collateral" shall have the meaning provided in the second recital to this Agreement.

                  "Communications" shall have the meaning provided in Section
3.2.

                  "Concentration Account" shall mean the Borrowers' bank account, Account No. 86746, maintained at the offices of the Lender.

                  "Constituent Documents" shall mean, with respect to a Borrower, such Borrower's articles of incorporation and bylaws, in each case as in effect on the Agreement Closing Date and attached to the officer's certificate of such Borrower delivered pursuant to Section 5.1(a)(ii).

                  "Consultant" shall have the meaning provided in Section 6.4.

                  "Consultant Agreement" shall have the meaning provided in
Section 6.4.

                  "Credit Agreement" shall have the meaning provided in the first recital to this Agreement.

                  "Cumulative Gross Receipts" shall mean, as of the last day of any month, the cumulative amount of Gross Receipts from September 1, 2002 through and including the last day of such month.

                  "Cumulative Net Receipts" shall mean, as of the last day of any month, an amount equal to the cumulative amount of Net Receipts from September 1, 2002 through and including the last day of such month.

                  "Current Outstanding Obligations" shall have the meaning provided in Section 2.3.

                  "Existing Events" shall mean the Payment Default and all other Events of Default that are listed on Schedule 1.1.

                  "Forbearance Period" shall mean the period commencing on the Agreement Closing Date and ending on the Forbearance Termination Date.

                  "Forbearance Termination Date" shall have the meaning provided in Section 4.1.

                  "Gross Trade Accounts Receivable" shall mean, for any date, the total amount of trade accounts receivable generated in the ordinary course of business, net of payments in transit, as shown in the accounts receivable aging report for such date generated by the Borrowers' JD Edwards accounting system.

                  "Intellectual Property Security Agreement" shall have the meaning provided in the first recital to this Agreement.

                  "Junior Mortgage" shall have the meaning provided in the first recital to this Agreement.

                  "Lender" shall have the meaning provided in the first paragraph of this Agreement.

                  "Lender Parties" shall have the meaning provided in Section
3.2.

                  "Loan Documents" shall have the meaning provided in the first recital to this Agreement.

                  "Lock-Box Account" shall have the meaning provided in Section 10.3(d).

                  "Loans" shall mean the Tranche A Loans and the Tranche B Loans. This definition amends and restates the definition contained in the Credit Agreement for all purposes.

                  "Maximum Lawful Rate" shall have the meaning provided in
Section 8.5(d).

                  "Net Receipts" shall mean, for any period, an amount equal to
(i) the amount of Gross Receipts for such period, minus (ii) the amount of all of the cash expenditures of Borrowers during such period, excluding only capital expenditures that are permitted under the provisions of Section 6.10 of this Agreement all determined on a cash basis. This definition amends and restates the definition contained in the Credit Agreement for all purposes.

                  "Net Trade Accounts Receivable" shall, for any date, mean (a) Gross Trade Accounts Receivable on such date less (b) the Reserves applicable to such date.

                  "Notice of Tranche B Borrowing" shall have the meaning provided in Section 8.1.

                  "Obligations" shall mean any and all obligations and liabilities of the Borrowers to the Lender, of every kind and description, direct and indirect, absolute and contingent, sole, joint, several, or joint and several, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument and includes obligations to perform acts and refrain from taking actions as well as obligations to pay money.

                  "Participant" shall mean any Person from time to time having a participation interest in the Obligations granted by the Lender.

                  "Payment Default" shall have the meaning provided in the second recital to this Agreement.

                  "Proposed Restructuring" shall have the meaning provided in the third recital to this Agreement.

                  "Related Parties" shall have the meaning provided in Section 11.6.

                  "Reserves" shall mean, for any day, an amount equal to the sum of (a) allowance for doubtful accounts, (b) returns reserve, (c) discounts and allowances, (d) chargeback reserve and (e) rebates reserve, all as determined based on the corresponding amounts shown on the monthly Balance Sheet generated by the Borrowers' JD Edwards accounting system for the last day of the month most recently ended for which such report has been provided to the Lender; provided, however, that if no financial statements have been provided for any month by the close of business on the 15th day of the next succeeding month, "Reserves" shall be set as 110% of the amount as determined for the last day of the month most recently ended for which such financial statements have been provided until such financial statements (or the next month's) are subsequently provided.

                  "Security Agreement" shall have the meaning provided in the first recital to this Agreement.

                  "SG&A" shall mean, for any period, sales, general and administrative expense for Akorn and its subsidiaries during such period, as determined on a consolidated basis in accordance with GAAP.

                  "Tranche A Loans" shall mean the aggregate amount of advances made by the Lender under the Credit Agreement prior to the Agreement Closing Date that are outstanding on such date. As of the opening of business on the Agreement Closing Date, the outstanding principal amount of Tranche A Loans is $39,200,000.00 (the "Existing Tranche A Amount").

                  "Tranche B Commitment" shall mean, at any time, the commitment of the Lender to make Tranche B Loans during the Forbearance Period, which commitment shall be equal to the lower of (a) the difference between (i) the Existing Tranche A Amount and (ii) the aggregate amount of Tranche A Loans outstanding at such time, (b) $1,750,000 and (c) the Borrowing Base at such time.

                  "Tranche B Loans" shall have the meaning provided in Section 8.1.

                  "Tranche B Note" shall have the meaning provided in Section
8.2.

         1.2      Principles of Construction.

                  (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and

"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States in effect on the Agreement Closing Date.

                                   ARTICLE II
                                 ACKNOWLEDGMENTS

         2.1 Acknowledgment of Existing Events; Existing Loan Documents. Each Borrower agrees and acknowledges that:

                  (a) the Obligations are valid and enforceable against such Borrower in every respect and not subject to any offset, counterclaim, cause of action, reduction or defense under any theory at law or in equity, and all of the terms and conditions of the Loan Documents are binding and enforceable upon such Borrower on their terms;

                  (b)      the Existing Events have occurred and are continuing;

                  (c)      the Existing Events are material in nature; and

                  (d) as a result of the Existing Events, the Lender is entitled immediately and without further notice or declaration to any Borrower to exercise all rights and remedies under the Loan Documents and applicable law.

         2.2 Waiver of Notice. With respect to the Existing Events, to the extent that any of the Loan Documents require notification to any Borrower of
(a) the existence of a default and an opportunity to cure such a default or (b) the acceleration and maturity of the Obligations, such notices have been properly given by the Lender or hereby are waived by each Borrower, and such cure periods have lapsed or hereby are waived by each Borrower.

         2.3 Acknowledgment of Current Outstanding Obligations. Each Borrower agrees and acknowledges that, as of the Agreement Closing Date, the Borrowers are jointly and severally indebted to the Lender under the Loan Documents in an aggregate amount equal to the principal sum of $39,200,000.00, plus accrued and unpaid interest thereon, plus the costs and expenses incurred by the Lender, including, without limitation, reasonable attorneys' fees incurred by the Lender in the negotiation and preparation of the Loan Documents, this Agreement and the documents related hereto or in connection with the Existing Events through the Agreement Closing Date (the foregoing amounts are hereafter collectively referred to as the "Current Outstanding Obligations"), which amounts are due and payable in full as of the Agreement Closing Date and are not subject to any offset, reduction, counterclaim, cause of action or defense of any kind. Nothing contained herein shall alter, amend, modify or extinguish the joint and several obligation of each Borrower to repay the Current Outstanding Obligations, and neither this Agreement nor any of the other documents related hereto constitutes a novation or modification of any of the Loan Documents.

         2.4 Acknowledgment of Liens and Priority. Each Borrower agrees and acknowledges that pursuant to the Loan Documents and except as specifically set forth therein, the Lender holds (a) first priority, perfected security interests in and liens upon all of each Borrower's assets and property rights (other than those specified in clause (b) below), wherever located, including assets now owned or hereafter acquired, as more specifically described in the Security Agreements and (b) second priority, perfected security interests in and liens upon all of Akorn's right, title and interest in and to the real property located in Macon County, State of Illinois, all improvements located thereon, and all rents, profits and income generated thereby, as more specifically described in the Junior Mortgage. Such security interests and liens secure all of the Obligations now or hereafter incurred, including, without limitation, the Current Outstanding Obligations and all other amounts now or hereafter owed by the Borrowers to the Lender under any of the Loan Documents.

         2.5 Reaffirmation of Security Interests. Each Borrower agrees and acknowledges that all of the assets of the Borrowers pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Lender pursuant to the Loan Documents, including without limitation, the Collateral, constitute collateral security for all of the Obligations. Each Borrower hereby reaffirms its prior conveyance to the Lender of a continuing security interest in and lien on the Collateral, including, without limitation, a security interest in and lien upon any and all funds and/or monies of each Borrower.

                                   ARTICLE III
                                 COMMUNICATIONS

         3.1 Professional Advisors. Each Borrower acknowledges that the Lender has retained legal counsel and a financial advisor and may from time to time retain Collateral review personnel and other consultants (collectively, the "Advisors"). Each Borrower consents and agrees to (a) the payment of all reasonable fees and expenses of the Advisors within five (5) Business Days of receipt from the Lender of invoices in respect thereof which may be submitted at any time after the Agreement Closing Date and (b) direct communication between the Lender and the Advisors and any consultants engaged by either of the Borrowers, including, without limitation, the Consultant. Each Borrower further acknowledges and agrees that (i) the Advisors will from time to time, and with such frequency as the Lender deems appropriate, make visits to the Borrowers' places of business to inspect the Collateral, review the books and records of the Borrowers and confer with the Borrowers personnel and any consultants engaged by either of the Borrowers, including, without limitation the Consultant, (ii) it shall cooperate with the Advisors and allow them to have access to such Borrower's books and records, personnel and consultants (including, without limitation the Consultant) and the Collateral, (iii) it shall cause its officers and consultants to participate from time to time, and with such frequency as the Lender deems appropriate, in personal and telephone conferences with the Lender and the Advisors concerning the business and affairs of the Borrowers.

         3.2 Communications. Each Borrower has informed the Lender of its desire to restructure the Obligations. In connection with any such restructuring, all oral, telephonic, electronic, and written communications between or among the Borrowers and their respective employees, officers, directors, members, partners, shareholders, agents, representatives, advisors and attorneys (collectively, the "Borrower Parties") and the Lender, the Participants, the Advisors and their respective employees, officers, directors, members, partner, shareholders, agents, representatives, advisors and attorneys (collectively, the "Lender Parties"), including, without limitation, all conversations, discussions, meetings, correspondence, memoranda or writings of any nature whatsoever related to or arising in connection with the subject matter hereof (collectively, the "Communications"), unless specifically agreed to in writing by the Borrowers and the Lender, shall be considered to be for settlement purposes only and shall not constitute or be used as an admission of any fact, circumstance, event or condition, or the absence thereof, and shall not be material, relevant or admissible in any proceedings at law or otherwise, or for any other purpose whatsoever. The Communications will not effect or be deemed to effect or act as a waiver, release, amendment or modification of any of the rights and obligations of the Borrower Parties or the Lender Parties, or their respective Affiliates, predecessors, successors or assigns, except as may be expressly provided in an agreement recorded on all points of discussion, which agreement is reduced to a writing satisfactory to and executed and delivered by all required parties thereto. In connection therewith, each Borrower, on behalf of all of the Borrower Parties and their Affiliates, predecessors, successors and assigns, acknowledge that (a) the Communications do not evidence an agreement on the part of Lender to modify or revise in any way the Obligations; (b) any discussions, statements, questions or comments posed or made by the Lender Parties or their Affiliates, during, related to, or in connection with any Communications shall not be considered by the Borrower Parties to be a binding commitment by the Lender or any of the Lender Parties to accede to any request or proposals made by any of the Borrower Parties during any such discussions or meetings; (c) even if any understanding in principle is reached, none of the parties shall be legally bound until all required parties have duly executed and delivered definitive documents evidencing such terms; and (d) the Communications shall in no way invalidate, nullify or waive the rights and remedies of any of the Lender Parties or signify their agreement to postpone the exercise of any of their respective rights or remedies. These discussions may be lengthy and complex and while the parties may reach agreement on one or more preliminary matters that are part of the disputes and issues that the parties are trying to resolve, none of the parties shall be bound by any agreement until said agreement has been reduced to a written agreement and signed by each of the required parties. Thus, no party can rely upon any understanding or agreement which is not reduced to a written agreement and signed by the party against whom enforcement is sought.

         3.3 Third Party Communications and Discussions. Each Borrower hereby (a) acknowledges and agrees that in the course of and in connection with the development, negotiation and consummation of a restructuring of the Obligations, it may be necessary for the Lender Parties to initiate, conduct and maintain discussions and meetings with third parties involved with or having a relationship with the Borrowers, including, without limitation, NASDAQ and any Governmental Authority, and (b) waives any right of objection to such discussions and meetings and any claim, counterclaim, defense, offset or cause of action against any of the Lender Parties arising from, or in connection with, those discussions and meetings.

                                   ARTICLE IV
                                   FORBEARANCE

         4.1 Forbearance Period. Subject to compliance by each Borrower with each of the terms and conditions of this Agreement, and without waiving the Existing Events, the Lender hereby agrees to forbear from enforcing its rights or remedies pursuant to the Loan Documents and applicable law (including, without limitation, to make a demand for payment as a result of the

Payment Default) as a result of the Existing Events from the Agreement Closing Date until the earlier to occur of the following (as the case may be, the "Forbearance Termination Date"): (i) January 3, 2003 and (ii) the date on which a Borrowing Condition Failure occurs.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

         5.1 Conditions to Closing. The obligations of the Lender under this Agreement are subject to:

                  (a)      the receipt by the Lender of the following:

                           (i) this Agreement duly executed by each Borrower and the Lender, together with a consent thereto duly executed and delivered by each Participant;

                           (ii) Secretary Certificates certifying the incumbency and signature of the officers of each Borrower executing this Agreement and all other documents to be delivered by such Borrower pursuant hereto, together with (x) evidence of the incumbency of such Secretary, (y) the Constituent Documents of such Borrower and (z) a Good Standing Certificate from such Borrower from its state of incorporation, each in form and substance satisfactory to the Lender and its counsel;

                           (iii) an opinion of special Illinois counsel to the Borrowers, in form and substance satisfactory to counsel to the Lender, as to non-contravention, required consents, approvals, and the due authorization, execution, delivery and enforceability against each Borrower of this Agreement;

                           (iv) evidence of the maintenance of insurance coverage with respect to the Collateral, as required under the Loan Documents, in form and substance satisfactory to the Lender;

                           (v) the Tranche B Note, duly executed and delivered by each Borrower; and

                           (vi) any and all documents and instruments that the Lender reasonably deems necessary to carry out the terms and provisions of this Agreement;

                  (b) on the Agreement Closing Date, all representations and warranties contained herein and in all other Loan Documents (and any documents executed and delivered in connection therewith) shall be true and correct in all material respects; and

                  (c) on the Agreement Closing Date, the Borrowers shall deposit with the Lender an amount equal to $200,000.00, which shall be applied against the Lender's expenses and costs (including, without limitation, fees and expenses of the Advisors) incurred (i) through the Agreement Closing Date in connection with the Existing Events, the Loan Documents, this Agreement, and all documents executed and negotiations undertaken in connection with any of the foregoing and (ii) thereafter in connection with the Loan Documents and the Obligations.

                                   ARTICLE VI
                                    COVENANTS

         Each Borrower covenants and agrees that from the date hereof and until the indefeasible satisfaction in full in cash of all Obligations and the termination of the Loan Documents, unless the Lender shall otherwise consent in writing:

         6.1 Costs and Expenses. Each Borrower hereby reaffirms, to the extent provided in the Loan Documents, its obligation under the Loan Documents to reimburse the Lender in cash for, inter alia, all costs and expenses incurred by the Lender in connection with the Obligations pursuant to the Loan Documents, this Agreement, or the protection, perfection or insurance of the Lender's liens upon and security interests on the Collateral, including, but not limited to,
(a) legal fees and expenses and (b) fees and expenses of the Advisors and/or other professionals retained by or on behalf of the Lender or the Agent.

         6.2      Existing Obligations.

                  (a) Unless otherwise specifically provided herein, each Borrower shall fully comply with each of its respective obligations, conditions and covenants set forth in the Loan Documents, it being understood that the Borrowers' failure to remedy the Existing Events shall not constitute a default of this covenant.

                  (b) Each Borrower shall fully comply with each of its respective obligations and agreements under the Subordinated Loan Agreement and each of its respective obligations and agreements under the Subordination and Standby Agreement.

         6.3 Cooperation with Lenders. Each Borrower's management, upon reasonable advance notice, will be available to meet generally with, and answer the questions of, the Lender Parties and each Borrower shall use its best efforts to cause professionals employed by such Borrower to meet generally with the Lender Parties, answer questions and provide such written materials as reasonably may be requested, and in each case, other than documents, materials or other information subject to a privilege under applicable law.

         6.4 Consultant. The Borrowers shall, no later than September 27, 2002, retain a single crisis manager with experience in turnaround management consulting from the list set forth on Schedule 6.4 (the "Consultant"), pursuant to an agreement (the "Consultant Agreement") acceptable to the Lender in its sole discretion setting forth the basis on which the Consultant will be retained. Following the execution thereof, the Borrowers shall not amend, modify, supplement or terminate the Consultant Agreement.

         6.5 Restructuring Proposal. The Borrowers shall submit a comprehensive proposal regarding the Proposed Restructuring to the Lender on or before December 1, 2002.

         6.6 Budget. The Borrowers shall submit to the Lender a proposed weekly cash operating budget, in form and content satisfactory to the Lender and approved by the Consultant, on or before October 18, 2002 (the "Budget").

         6.7 Additional Reporting Requirements. In addition to their existing reporting requirements under the Credit Agreement, the Borrowers shall deliver or cause to be delivered to the Lender the following information:

                  (a) Monthly Sales Pipeline Report. Within 15 calendar days following the end of each calendar month, a report detailing the sales activity by major customer type (sales channel) and salesperson, key accounts summary of booked orders, top sales prospects with dollar values and estimated probability of closing, in such form and content as acceptable to the Lender.

                  (b) Annual and Quarterly Sales and Marketing Plan. Within 15 calendar days following the end of each calendar quarter and year, a detailed sales and marketing plan indicating key sales and marketing expectations by customer type (sales channel) and product for such quarter or year, as the case may be, in such form and content as acceptable to the Lender.

                  (c) Sales by Channel Report. Within 15 calendar days following the end of each calendar month and quarter, a report detailing by channel all sales, showing both unit volume and dollar amount thereof, during such period and during the elapsed portion of the year ended with the last day of such period, in such form and content as acceptable to the Lender.

                  (d) Key Product Analysis. Within 15 calendar days following the end of each calendar month and quarter, a report detailing by product all sales and gross margins during such period and during the elapsed portion of the year ended with the last day of such period, in such form and content as acceptable to the Lender.

                  (e) Accounts Receivable Reconciliation. Within 15 calendar days following the end of each calendar month, a statement which reconciles the accounts receivable balance per the Balance Sheet with the balance per the accounts receivable aging report generated by the Borrowers' JD Edwards accounting system, which shall set forth in detail all Reserves and showing the basis of calculation thereof, prepared for such month in such form and content as acceptable to the Lender.

                  (f) Accounts Payable Reconciliation. Within 15 calendar days following the end of each calendar month, a statement which reconciles the accounts payable balance per the Balance Sheet with the accounts payable balance shown in the accounts payable aging report generated by the Borrowers' JD Edwards accounting system, prepared for such month in such form and content as acceptable to the Lender.

                  (g) Inventory Reconciliation. Within 15 calendar days following the end of each calendar month, a statement which reconciles inventory balance per the Balance Sheet with the balance per the inventory detail generated by the Borrowers' JD Edwards accounting system, prepared for such month in such form and content as acceptable to the Lender.

                  (h) Priced Out Inventory Report. Within 15 calendar days following the end of each calendar quarter, a detailed priced physical inventory report by each individual product, which report shall (i) set forth unit volume, product aging indication, prices and extended dollar value, (ii) be reconciled to the general ledger and (iii) be prepared in such form and content as acceptable to the Lender.

                  (i) SG&A Variance Analysis. Within 15 calendar days following the end of each calendar month, quarter and year, a report showing and explaining the variance between actual SG&A expense during such period and the amount of SG&A projected in the Budget for such period, in such form and content as acceptable to the Lender.

                  (j) Manufacturing Variance Analysis. Within 15 calendar days following the end of each calendar month, quarter and year, a report detailing variances between actual results during such period and the corresponding amounts projected in the Budget for such period, in such form and content as acceptable to the Lender. Such report shall (i) detail volume variances, price variances and unexplained variances (any variance not detected in volume or price variances will require more in depth analysis) and (ii) also include a "fixed cost variance analysis," which is an allocation analysis of fixed costs that are uncontrollable by production floor operations.

                  (k) Daily Borrowing Base Computation. No later than 10:00 a.m. (Chicago time) on each Business Day on which the Borrowers incur no Tranche B Loan, a computation of the Borrowing Base as in effect on such day (in the form of Annex I to Exhibit A).

         6.8      Dividends.

                  (a) Neither of the Borrowers will declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by such Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Borrower now or hereafter outstanding (or any options or warrants issued by such Borrower with respect to its capital stock).

                  (b) Neither of the Borrowers will permit any of its Subsidiaries to declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by such Subsidiary with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Subsidiary now or hereafter outstanding (or any options or warrants issued by such Subsidiary with respect to its capital stock), except that any Subsidiary of any Borrower may pay dividends to such Borrower or any Wholly-Owned Subsidiary of such Borrower.

         6.9 Minimum Receipts. For the periods commencing on September 1, 2002, and ending on the last day of each of the months set forth below, the Gross Receipts, Cumulative Gross Receipts, Net Receipts and Cumulative Net Receipts of the Borrowers shall be not less than the amount set forth for such month:

--------------------------------------------------------------------------------------------
                                          CUMULATIVE                            CUMULATIVE
     MONTH           GROSS RECEIPTS      GROSS RECEIPTS      NET RECEIPTS      NET RECEIPTS
--------------------------------------------------------------------------------------------
September, 2002        $3,800,000          $3,800,000         ($320,000)        ($320,000)

October, 2002          $3,955,000          $7,750,000         ($180,000)        ($253,000)

November, 2002         $3,895,000         $11,650,000         ($380,000)        ($383,000)

December, 2002         $3,895,000         $15,550,000          $225,000           $91,000

The Borrowers acknowledge and agree that the amounts provided for in this clause have been established at levels that are substantially lower than the Borrowers' actual expectations, and that any failure to satisfy the foregoing condition of this clause shall be deemed to be material, regardless of the amount of such failure.

         6.10 Capital Expenditures. The Borrowers will not, and will not permit any of their Subsidiaries to, make any expenditure for fixed or capital assets without the prior written consent of the Lender at any time after the Agreement Closing Date; provided, however, that after the Budget has been received and approved by the Lender, the Lender's consent shall not be required with respect to any such expenditures approved by the Consultant as provided for in the Budget.

         6.11 Accounting Practices. The Borrowers will not, and will not permit their Subsidiaries, to make any changes in their accounting policies or practices (including, without limitation, estimations used in calculating reserves) after the Agreement Closing Date without the prior written consent of the Lender.

         6.12 Tax Refunds. Upon receipt of any amounts from any Governmental Authority as a credit or refund for any Charges previously withheld or otherwise paid, the Borrowers will hold all such amounts in trust for the benefit of the Lender as collateral securing the Obligations and shall as promptly as possible, but in any event within two Business Days, deliver all such amounts to the Lender as repayment of Tranche A Loans.

                                  ARTICLE VII
                                    PAYMENTS

         7.1 Payments. The Lender shall, and the Borrowers hereby irrevocably authorize the Lender to, (a) on the Agreement Closing Date withdraw all cash amounts on deposit (including arising from the liquidation of any cash equivalent then on deposit and from the transfer on such date of cash from the Lock-Box Account to the Concentration Account) and apply same to (i) the payment of the $200,000 fee referred to in Section 5.1(c) and (ii) thereafter repay outstanding Tranche A Loans and (b) on each Business Day thereafter, withdraw all cash amounts on deposit in the Concentration Account (including any cash transferred thereto on such date from the Lock-Box Account) and apply same to
(i) first, to all Obligations (other than principal of the Loans) then due and payable, (ii) second, to the outstanding principal amount of all Tranche B Loans and (iii) thereafter, to the outstanding principal amount of all Tranche A Loans.

                                  ARTICLE VIII
                               TRANCHE B FACILITY

         8.1 Tranche B Loans. Subject to the terms and conditions of this Agreement and the Loan Documents, the Lender agrees to make advances (each, a "Tranche B Loan" and, collectively, the "Tranche B Loans") to the Borrowers, from time to time during the Forbearance Period, at such times and in such amounts as the Borrowers may request, not to exceed in the aggregate at any one time outstanding the Tranche B Commitment at such time. During such time, the Borrowers may from time to time borrow, repay and reborrow under this Section
8.1. Each Tranche B Loan to a Borrower shall be made on notice by such Borrower to the Lender at its principal banking office at 50 South LaSalle Street, Chicago, Illinois 60675, given no later than 10:00 a.m. (Chicago time) on the Business Day of the proposed Tranche B Loan; provided, however, that any Tranche B Loan requested shall be in a minimum amount of $100,000. Each such notice (a "Notice of Tranche B Borrowing") shall be substantially in the form of Exhibit A, co-signed by the Consultant, specifying therein the requested date and the amount of such Tranche B Loan, and such other information as may be required by Lender and shall be given in writing (by telecopy or overnight courier) or by telephone (to the extent the Consultant is part of such telephonic notice) confirmed immediately in writing if requested by the Lender. Lender shall be entitled to rely upon, and shall be fully protected under this Agreement and the Loan Documents in relying upon, any Notice of Tranche B Borrowing believed by Lender to be genuine and to assume that each Person executing and delivering the same was duly authorized.

         8.2 Tranche B Note. Borrowers shall execute and deliver to the Lender a note to evidence the Tranche B Loans, such note to be in the maximum amount of the Tranche B Commitment, dated the date hereof and in form and content acceptable to the Lender (the "Tranche B Note"). The Tranche B Note shall represent the joint and several obligation of each Borrower to pay the amount of the Tranche B Commitment or, if less, the aggregate unpaid principal amount of all Tranche B Loans made by the Lender to the Borrowers with interest thereon as prescribed in Section 8.5. The date and amount of each Tranche B Loan and each payment of principal with respect thereto shall be recorded on the books and records of the Lender, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Tranche B Loans shall be immediately due and payable on the Forbearance Termination Date.

         8.3 Designated Borrower. Each Borrower hereby irrevocably designates Akorn as its sole agent for the purposes of issuing Notices of Tranche B Borrowings and receiving notices and consents in respect of Tranche B Loans.

         8.4      Payments; Prepayment, Commitment Reduction.

                  (a) The Borrowers shall repay all outstanding principal of the Tranche B Loans on the Forbearance Termination Date.

                  (b) On any date on which the sum of the aggregate outstanding principal amount of the Tranche B Loans exceeds the Tranche B Loan Commitment then in effect, the Borrowers shall repay Tranche B Loans in an amount equal to such excess.

                  (c) Borrowers shall have the right at any time to voluntarily prepay all or part of the Tranche B Loans and permanently reduce or terminate the Tranche B Commitment, and no prepayment fee, premium or penalty shall be payable in connection with any such voluntary prepayment. Upon any such prepayment and permanent reduction or termination of the Tranche B Commitment, Borrowers' right to receive Tranche B Loans shall simultaneously terminate or be permanently reduced, as the case may be.

         8.5      Interest on Tranche B Loans.

                  (a) Borrowers shall pay interest to Lender, in arrears on the last Business Day of each calendar month, based on the amounts outstanding from time to time under the Tranche B Loans, at a rate equal to the sum of the Prime Rate and 3.0% per annum.

                  (b) If any payment on the Tranche B Loans becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of interest shall be made by the Lender on the basis of a three hundred sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Prime Rate shall be determined each day based upon the Prime Rate as in effect each day. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

                  (d) Notwithstanding anything to the contrary set forth in this Section 8.5, if, at any time until payment in full of all of the Obligations, the rate of interest payable in respect of the Trache B Loans hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable in respect of the Tranche B Loans hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Lender from the making of Tranche B Loans hereunder is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Agreement Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate of interest provided in Sections 8.5(a) through (c) of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by Lender pursuant to the terms hereof exceed the amount which Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this
Section 8.5(d), shall make a final determination that Lender has received interest hereunder or under any of the other Loan Documents in excess of the Maximum Lawful Rate, Lender shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder in respect of the Tranche B Loans, then to the outstanding principal of the Tranche B Loans, then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

         8.6 Application and Allocation of Payments. Lender is authorized to, and at its option may, make or cause to be made Tranche B Loans on behalf of the Borrowers for payment of all Fees, expenses, Charges, costs, principal, interest, or other Obligations owing by any Borrower under this Agreement or any of the other Loan Documents if and to the extent any such Borrower fails to promptly pay any such amounts as and when due. At Lender's option and to the extent permitted by applicable law, any advances so made shall be deemed Tranche B Loans constituting part of the Tranche B Loans hereunder. Borrowers hereby irrevocably waive the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of any such Borrower, and each Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrowers and in repayment of the Loans as Lender may deem advisable notwithstanding any previous entry by Lender upon the Loan Account or any other books and records.

         8.7 Conditions Precedent to Tranche B Borrowings. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Lender hereunder, Borrowers shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and Lender shall not be obligated to make any Tranche B Loan, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in Lender's sole discretion, or waived in writing by Lender:

                  (a) Accuracy of Representations and Warranties. All of each Borrowers' representations and warranties contained herein or in any of the other Loan Documents shall be true and correct on and as of the Agreement Closing Date and the date on which each such Tranche B Loan is made as though made on and as of such date, except, to the extent that any such representation or warranty expressly relates to an earlier date.

                  (b) No Material Adverse Change. Except for the Existing Events, no Material Adverse Effect shall have occurred since the Agreement Closing Date (including, without limitation, in respect of events or circumstances that commenced prior to the Agreement Closing Date).

                  (c) No Default. Except for the Existing Events, no event shall have occurred and be continuing, or would result from the making of any Tranche B Loan, which constitutes or would constitute a Default or an Event of Default.

The request and acceptance by any Borrower of the proceeds of any Tranche B Loan shall be deemed to constitute, as of the date of such request or acceptance, a representation and warranty by the Borrowers to the Lender that the conditions in this Section 8.7 have been satisfied.

                                   ARTICLE IX
                         REPRESENTATIONS AND WARRANTIES

         To induce the Lender to enter into this Agreement and as partial consideration for the terms and conditions contained herein, each Borrower makes the following representations and warranties to the Lender, each and all of which shall survive the execution and delivery of this Agreement and all of the other documents executed in connection herewith:

         9.1      Organization and Location.

                  (a) Akorn is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana and duly qualified to do business and in good standing in the States of Illinois and California, has all necessary power to carry on its present business, and has full right, power and authority to enter into and execute and deliver this Agreement and to otherwise perform and consummate the transactions contemplated thereby.

                  (b) Akorn NJ is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and duly qualified to do business and in good standing in the Sate of New Jersey, has all necessary power to carry on its present business, and has full right, power and authority to enter into and execute and deliver this Agreement and to otherwise perform and consummate the transactions contemplated thereby.

         9.2 Corporate Power and Authority. This Agreement has been duly authorized, executed and delivered by the Borrowers and constitutes the valid and legally binding obligation enforceable against the Borrowers in accordance with their terms, subject to bankruptcy, insolvency and other laws of general application relating to the enforcement of creditors rights. The execution and delivery of this Agreement and compliance with the provisions thereof under the circumstances contemplated therein do not and will not conflict with or constitute a breach or violation of or default under the articles of incorporation or bylaws of either of the Borrowers, or any agreement or other instrument to which either of the Borrowers are party, or by which either of them are bound, or to which their properties are subject, or any existing law, administrative regulation, court order or consent decree to which either of them are subject.

         9.3      Litigation.

                  (a) There is no litigation or administrative proceeding pending or threatened to restrain or enjoin the transactions contemplated by this Agreement or any of the other Loan Documents, or questioning the validity thereof, or in any way contesting the existence or powers of either of the Borrowers, or in which an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by this Agreement or any of the other Loan Documents.

                  (b) Except as disclosed in Schedule 9.3, there is no litigation or administrative proceeding pending or threatened against either of the Borrowers.

         9.4      Identification and Location of Assets. Except as set forth on
Schedule 9.4, all of each Borrower's assets are the same and remain in the same location(s) as reflected in the Loan Documents heretofore delivered to the Lender.

         9.5      Financial Statements; Reporting.

                  (a) All balance sheets, reports, budgets, reconciliations, accounts receivable reports, and other financial information prepared for and supplied to the Lender with respect to any Borrower will be prepared, if applicable, in conformity with GAAP, and will present fairly the financial condition and results of operations for the period covered thereby. Other financial information maintained in the ordinary course of any Borrower's business that shall be requested by the Lender or the Advisors shall conform to and be reflective of such Borrower's normal accounting procedures.

                  (b) Neither Borrower has any knowledge of any facts, other than those already disclosed in writing to the Lender that materially adversely affect or, in so far as can be foreseen, will materially adversely affect any Borrower's ability to perform its obligations under this Agreement and the Loan Documents. After the Agreement Closing Date, each Borrower will notify the Lender of any facts which became known to such Borrower on or after the Agreement Closing Date which may materially adversely affect any Borrower's ability to perform its obligations under this Agreement and the Loan Documents.

         9.6 No Untrue or Misleading Statements. Neither this Agreement nor any other document executed or delivered by any Borrower in connection herewith contains any untrue statement of a material fact or omits any material fact necessary in order to make the statement made, in light of the circumstances under which it was made, accurate.

         9.7 No Events of Default. Each Borrower hereby reaffirms that other than the Existing Events, no Default or Event of Default has occurred as of the date hereof under any of the Loan Documents that would produce a Material Adverse Effect.

         9.8 Other Representations and Warranties. Each Borrower hereby reaffirms all of its representations and warranties to the Lender contained in the Loan Documents, and warrants that such representations and warranties, not otherwise rendered untrue by the Existing Events as disclosed by the Borrowers herein, are true and correct as of the date of this Agreement, provided however, that to the extent any such representations and warranties refer to a Schedule,
Schedule 9.8 attached to this Agreement contains accurate and complete current updates of the information contained in the corresponding Schedules attached to the Credit Agreement.

                                    ARTICLE X
                              DEFAULTS AND REMEDIES

         10.1 Events of Default. It shall constitute an Event of Default under the Credit Agreement, if either Borrower (i) fails to perform or observe any covenant, term, agreement or condition in this Agreement or (ii) is in violation of or non-compliance with any provision of this Agreement after the expiry of any cure period specified thereto. Each Borrower specifically agrees that, upon and at any time after the Forbearance Termination Date, all Obligations shall be due in full and payable, and the Lender may, in its sole discretion, without any prior notice to any Borrower, exercise or enforce any or all of its rights and remedies under this Agreement, the other Loan Documents, and/or applicable law, against any one or more of the Borrowers.

         10.2 Reservation of Rights. The Borrowers acknowledge and agree that the Lender has made no agreement, and has given no assurances of any sort, as to any forbearance by the Lender after the Forbearance Termination Date, and the Borrowers understand, acknowledge and agree that the Lender will be entitled to exercise any and all remedies under the Loan Documents after the Forbearance Termination Date, if and to the extent that all of the Obligations under the Loan Documents have not been fully and indefeasibly paid in cash and performed as of the Forbearance Termination Date.

         10.3     Collection and Deposit of Cash Receipts.

                  (a) The Lender hereby grants to the Borrowers the authority to collect their accounts receivable during the Forbearance Period, and will not, during the Forbearance Period, exercise its right under Section 7 of the Security Agreement to make direct collections from the Borrowers' account debtors, but such grant of authority by the Lender to the Borrowers to collect their accounts receivable shall be subject to the terms and conditions hereinafter set forth in this Section 10.3. The authority granted to the Borrowers by the Lender in this Section 10.3(a) to collect their accounts receivable shall terminate at the end of the Forbearance Period.

                  (b) Except as provided in paragraph (e) of this Section 10.3, at all times on and after the date of this Agreement, (i) all cash receipts received by either of the Borrowers, including, without limitation, payments of accounts receivable, amounts previously deposited in the Lock-Box Account, and proceeds of the loans under the Subordinated Loan Agreement, whether by check or in any other form, shall be deposited by the Borrowers not later than the first Business Day after the date or receipt, in the Concentration Account; and (ii) the Borrowers shall have all of their cash and investments (whether derived from collections of accounts receivable or other sources) on deposit in accounts maintained with the Lender (all such accounts with the Lender, including the Lock-Box Account, are hereinafter referred to as the "Bank Accounts"). The Borrowers hereby acknowledge and reaffirm the grant to the Lender of a security interest in the Bank Accounts as provided in the Security Agreement.

                  (c) The Borrowers agree that they shall have no right to receive, or be paid, any amounts deposited in the Concentration Account or the Lock-Box Account. All amounts on deposit in the Lock-Box Account on the Agreement Closing Date will be transferred to the Concentration Account on such date and all amounts thereafter deposited in the Lock-Box Account will be transferred to the Concentration Account on the date received. All cash in the Concentration Account will be withdrawn by the Lender on each Business Day on and after the Agreement Closing Date and applied as provided in Section 7.1. The rights of the Lender to withdraw amounts from the Bank Accounts as specified in
Section 7.1 and/or in this Section 10.3 shall continue until all Obligations have been repaid in full notwithstanding any termination or expiration of the Forbearance Period.

                  (d) The Borrowers currently maintain a lockbox account arrangement with the Lender for the purpose of receiving payment of accounts receivable. From and after the date of this Agreement, such lockbox account arrangement shall be mandatory and shall be used by the Borrowers for the collection of all of their accounts receivable, except as otherwise permitted by paragraph (e) below. The Borrowers shall instruct their account debtors to make payment of their accounts directly to such lockbox account (the "Lock-Box Account"), except as otherwise permitted by paragraph (e) below. The Borrowers hereby irrevocably designate, make, constitute and appoint the Lender, and all persons designated by the Lender, as the Borrowers' true and lawful attorney and agent-in-fact, and the Lender, or the Lender's agent may, without notice to the Borrowers, endorse any Borrower's name on any checks, notes, drafts or any other items of payment which come into the possession of the Lender or under the Lender's control and at any time and from time to time (including, without limitation, during the Forbearance Period), apply such payment or proceeds to the Obligations of the Borrowers under the Loan Documents as provided in Sections 7.1 and/or 10.3(c).

                  (e)      Notwithstanding the foregoing provisions of this
Section 10.3, during the Forbearance Period, the Borrowers may maintain a bank account at American National Bank and Trust Company of Chicago for the purpose of processing credit card payments, provided that the balance on deposit in such account shall not at any time be in excess of $150,000.

                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 Continuing Effect. Except as amended hereby, all of the Loan Documents shall remain in full force and effect and bind and inure to the benefit of the parties thereto and are hereby ratified and confirmed.

         11.2 Governing Law; Jurisdiction. This Agreement shall be governed by and be construed and enforced in accordance with the laws of the State of Illinois. Each Borrower hereby irrevocably submits to the jurisdiction of any Illinois State or United States Federal Court sitting in Chicago over any action or proceeding arising out of or relating to this Agreement, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard or determined in such Illinois State or Federal Court. As an alternative method of service, each Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Borrower at its address specified on the signature page hereof. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Borrower further waives any objection to venue in any court referred to in the first sentence of this Section 11.2 and any objection to an action or proceeding in such court on the basis of forum non conveniens. Each Borrower further agrees that any action or proceeding brought against the Lender shall be brought only in a Illinois State or United States Federal Court sitting in Chicago.

         11.3 Cooperation; Other Documents. At all times following the execution of this Agreement, each Borrower shall execute and deliver to the Lender, or shall cause to be executed and delivered to the Lender, and shall do or cause to be done all such other acts and things as the Lender may reasonably deem to be necessary or desirable to assure the Lender of the benefit of this Agreement and the documents comprising or relating to this Agreement. Each Borrower will execute, deliver and file, within five (5) Business Days of submission to such Borrower by the Lender or the Agent, any and all documents reasonably necessary or convenient to maintain continuously perfected the first priority liens and security interests of the Lender in the Collateral.

         11.4 Remedies Cumulative; No Waiver. The respective rights, powers and remedies of the Lender under this Agreement are cumulative and not exclusive of any right, power or remedy provided in the Loan Documents, by law or equity and no failure or delay on the part of the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. Nothing contained in this Agreement or in any prior communications between or among any of the Borrowers and/or the Lender shall constitute a waiver or modification of any rights or remedies that the Lender may have under the Loan Documents and applicable law, and the Lender expressly reserves and preserves all of its rights and remedies under each of the Loan Documents.

         11.5 Notices. Any notice given pursuant to this Agreement or pursuant to any document comprising or relating to this Agreement or any of the other Loan Documents shall be in writing, including telecopies. Notice given (i) by telecopy shall be deemed to have been given and received when sent, (ii) by overnight mail courier shall be deemed to have been given and received one (1) Business Day after the date delivered to such overnight courier by the party sending such notice, (iii) by mail shall be deemed to have been given and received three (3) Business Days after the date deposited, when sent by first class certified mail, postage prepaid, in each case addressed to the respective address specified on the signature page hereof; provided that any notice given to Akorn shall be deemed to be given to both Borrowers. A party may change its address by giving written notice of the changed address to the other parties, as specified herein.

         11.6 Indemnification. Each Borrower jointly and severally agrees to indemnify the Lender Parties and their respective Affiliates, successors and assigns (collectively, the "Related Parties") and to hold them harmless from and against any and all claims, losses and liabilities growing out of or resulting from a breach of its obligations under this Agreement, except to the extent determined by the final and nonappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Related Party seeking indemnification.

         11.7 RELEASE. EACH BORROWER ON BEHALF OF ITSELF AND ITS AFFILIATES, SUBSIDIARIES, SUCCESSORS, ASSIGNS, PRINCIPALS, SHAREHOLDERS, BENEFICIARIES, OFFICERS, MANAGERS, DIRECTORS, AGENTS, REPRESENTATIVES, ADVISORS, EMPLOYEES AND ATTORNEYS, HEREBY JOINTLY AND SEVERALLY RELEASES, WAIVES AND FOREVER DISCHARGES EACH OF THE LENDER, THE ADVISORS, AND THEIR RESPECTIVE AFFILIATES, SUBSIDIARIES, SUCCESSORS, ASSIGNS, PRINCIPALS, SHAREHOLDERS, BENEFICIARIES, OFFICERS, MANAGERS, DIRECTORS, AGENTS, REPRESENTATIVES, ADVISORS, EMPLOYEES AND ATTORNEYS OF, FROM, AND WITH RESPECT TO ANY AND ALL MANNER OF ACTIONS, CAUSES OF ACTIONS, SUITS, DISPUTES, CLAIMS, COUNTERCLAIMS AND/OR LIABILITIES, CROSS CLAIMS, DEFENSES THAT ARE KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, PAST OR PRESENT, ASSERTED OR UNASSERTED, CONTINGENT OR LIQUIDATED, WHETHER OR NOT WELL FOUNDED IN FACT OR LAW, WHETHER IN CONTRACT, IN TORT OR OTHERWISE, AT LAW OR IN EQUITY, BASED UPON, RELATING TO OR ARISING OUT OF ANY AND ALL TRANSACTIONS,

RELATIONSHIPS OR DEALINGS WITH OR LOANS MADE TO THE BORROWERS PURSUANT TO THE LOAN DOCUMENTS PRIOR TO THE DATE HEREOF.

         11.8 Survival of Representations and Warranties. All representations and warranties of each Borrower contained in this Agreement and in all other documents and instruments executed in connection herewith or otherwise relating to this Agreement shall survive the execution of this Agreement and are material and have been or will be relied upon by the Lender, notwithstanding any investigation made by any person, entity or organization on the Lender's behalf. No implied representations or warranties are created or arise as a result of this Agreement or the documents comprising or relating to this Agreement.

         11.9 Headings. The headings and underscoring of articles, sections and clauses have been included herein for convenience only and shall not be considered in interpreting this Agreement.

         11.10 Integration. This Agreement and all documents and instruments executed in connection herewith or otherwise relating to this Agreement, including, without limitation, the Loan Documents, constitute the sole agreement of the parties with respect to the subject matter hereof and thereof and supersede all oral negotiations and prior writings with respect to the subject matter hereof and thereof.

         11.11 Amendment and Waiver. No amendment of this Agreement, and no waiver, discharge or termination of any one or more of the provisions thereof, shall be effective unless set forth in writing and signed by all of the parties hereto.

         11.12 Successors and Assigns. This Agreement (a) shall be binding upon each of the Borrowers and the Lender and upon their respective successors and assigns and (b) shall inure to the benefit of each of the Borrowers and the Lender; provided, however, that neither Borrower may assign any rights hereunder or any interest herein without obtaining the prior written consent of the Lender, and any such assignment or attempted assignment shall be void and of no effect with respect to the Lender.

         11.13 Severability of Provisions. Any provision of this Agreement that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

         11.14 Conflicting Provisions. To the extent that any of the terms in this Agreement contradict any of the terms contained in any of the Loan Documents including, but not limited to, the Credit Agreement, the terms of this Agreement shall control.

         11.15 Joint and Several Liability. The obligations and liabilities of the Borrowers hereunder are joint and several.

         11.16 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same

Agreement. This Agreement shall be deemed to have been executed and delivered when the Lender has received counterparts hereof executed by all parties listed on the signature pages hereto.

         11.17 Time of Essence. Time is of the essence of this Agreement and each of the provisions hereof.

         11.18 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENTS OR INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH (INCLUDING WITHOUT LIMITATION, THE TRANCHE B NOTE), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Address for Notices:                        AKORN, INC.

2500 Millbrook Drive
Buffalo Grove, IL  60089
Attention: Chief Financial Officer          By__________________________________
Telecopier No.: (847) 279-6191                Name:_____________________________
Telephone No.: (847) 279-6100                 Title:____________________________


                                            AKORN (NEW JERSEY), INC.



                                            By__________________________________
                                              Name:_____________________________
                                              Title:____________________________


50 South LaSalle Street                     THE NORTHERN TRUST COMPANY
Chicago, Illinois  60675
Attention:  Olga Georgiev
Telecopier No.: (312) 630-6105
Telephone No.: (312) 444-2438               By__________________________________
                                              Name:_____________________________
With a copy to                                Title:____________________________

White & Case LLP
200 S. Biscayne Blvd., Suite 4900
Miami, FL  33131
Attention: John K. Cunningham, Esq.

                                                                    Schedule 1.1

                Existing Events (other than the Payment Default)

None.

                                                                    Schedule 6.4

                                   Consultants

Larry Adelman
AEG Restructuring Services
1849 Green Bay Road
Suite 270
Highland Park IL 60035
Telephone: 847-681-1818 (direct line: 847-579-5007)

Robert J. Rock
Principal
AlixPartners LLC
2000 Town Center, Suite 2400
Southfield, MI 48075
Telephone: 248-262-8449

Edward Casas
Gerald Benjamin
Casas, Benjamin & White LLC
5215 Old Orchard Rd
Suite 850
Skokie IL 60077
Telephone: 847-583-1619

                                                                    Schedule 9.3

                                   Litigation

1. Matters relating to 483 Warning Letter issued to Akorn, Inc. by the United States Food and Drug Administration.

2. Investigation by the United States Securities and Exchange Commission described in the letter dated March 27, 2003.

3. Investigation by the United States Drug Enforcement Administration described in the letter dated March 6, 2002 from the United States Attorney for the Central District of Illinois.

                                                                    Schedule 9.4

                               Location of Assets

No change.

                                                                    Schedule 9.8

                          Update of Existing Schedules

No change.

                                                                       EXHIBIT A

                          NOTICE OF TRANCHE B BORROWING


                                                                          [Date]

The Northern Trust Company
50 South LaSalle Street
Chicago, Illinois  60675
Attention:  Olga Georgiev


Ladies and Gentlemen:

         The undersigned, Akorn, Inc. (the "Designated Borrower"), refers to the Pre-Negotiation Agreement, dated as of September 13, 2002 (as modified, supplemented or amended from time to time, the "Agreement," the terms defined therein being used herein as therein defined), among the Designated Borrower, Akorn (New Jersey), Inc., a corporation organized and existing under the laws of Illinois, and The Northern Trust Company, and hereby gives notice, irrevocably, pursuant to Section 8.1 of the Agreement, that the undersigned requests a Tranche B Loan under the Agreement, and in that connection sets forth below the information relating to such borrowing (the "Proposed Borrowing"):

         (a)      The Business Day of the Proposed Borrowing is _____ ___, 20__;
and

         (b) The aggregate principal amount of the Proposed Borrowing is $________.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

                  (A)      the representations and warranties contained in
         Section 9 of the Agreement are true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date;

                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof; and

                  (C) the Borrowing Base on and as of the date of the Proposed Borrowing is $_______, and attached hereto as Annex I are true and correct calculations showing in reasonable detail the basis of calculation thereof.

                                                   Very truly yours,

                                                   AKORN, INC.



                                                   By___________________________
                                                     Name:
                                                     Title:

                                                                       Exhibit A

                                                                         Annex I

                           Borrowing Base Calculations


Gross Trade Accounts Receivables
Less Payments in transit

Less Reserves:
         Allowance for doubtful accounts
         Returns Reserve
         Discounts & Allowances
         Chargeback Reserve
         Rebates Reserve

Equals Net Trade Accounts Receivable

Multiplied by 0.50%

Equals Borrowing Base


                                      -31-